As filed with the Securities and Exchange Commission on June 10, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Potbelly Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-4466837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 N. Canal Street, Suite 850

Chicago, Illinois 60606

(Address of Registrant’s principal executive offices, including zip code)

Potbelly Corporation 2019 Long-Term Incentive Plan

(Full title of the plan)

Matthew J. Revord

Senior Vice President, Chief Legal Officer, General Counsel and Secretary

Potbelly Corporation

111 N. Canal Street, Suite 850, Chicago, Illinois 60606

(312) 951-0600

(Name, address, telephone number, including area code, of agent for service)

Copies to:

Edward S. Best

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be Registered(1) (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share, to be issued under the Potbelly Corporation 2019 Long-Term Incentive Plan (the “Plan”)	1,200,000	$4.56 (3)	$5,472,000 (3)	$663.21
Total	1,200,000			$663.21

(1)	Represents shares of common stock Potbelly Corporation, $0.01 par value per share (“Common Stock”) issuable under the Plan.
(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued under the Plan to prevent dilution resulting from stock dividends, stock splits, reverse stock splits, extraordinary cash dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, spin-offs, exchanges of shares, sales of assets or subsidiaries, combinations and other corporate transactions.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with paragraph (c) and (h) of Rule 457 under the Securities Act, based upon the average of the high and low prices of Common Stock, as reported on The Nasdaq Global Select Market on June 7, 2019.

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Potbelly Corporation, a Delaware corporation (the “Registrant,” “we” or “our”), for the purpose of registering 1,200,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Registrant that may be issued under the Potbelly Corporation 2019 Long-Term Incentive Plan (the “Plan”), which became effective on May 16, 2019.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

The information specified in Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b)(1). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s annual report on Form 10-K filed with the Commission on March 1, 2019 (File No. 001-36104);

(b)	The Registrant’s quarterly report on Form 10-Q filed with the Commission on May 8, 2019 (File No. 001-36104);

(c)	The Registrant’s current reports on Form 8-K filed with the Commission on March 15, May 7 and May 21, 2019 (File No. 001-36104); and

(d)

The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on September 30, 2013, pursuant to Section 12(b) of the Securities Act, including any amendment or report filed for the purpose of updating such description (File No. 001-36104).

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the respective dates of filing of such documents (such documents, together with the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that documents or information deemed to have been furnished and not filed shall not be incorporated by reference into this Registration Statement.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL (“Section 145”) provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Registrant’s amended and restated certificate of incorporation, the Registrant’s amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Registrant shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board of Directors pursuant to the applicable procedure outlined in the amended and restated bylaws. Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Registrant’s amended and restated certificate of incorporation will contain provisions that eliminate, to the maximum extent permitted by the DGCL, the personal liability of the Registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The Registrant’s amended and restated bylaws will provide that the Registrant must indemnify and advance expenses to its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the DGCL. The Registrant expects to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

4.1	Seventh Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to Form S-1 (File No. 333-190893) filed on August 29, 2013 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to Form S-1 (File No. 333-190893) filed on August 29, 2013 and incorporated herein by reference)

5.1*	Opinion of Mayer Brown LLP

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2*	Consent of Mayer Brown LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included in this Registration Statement under “Signatures”)

99.1	Potbelly Corporation 2019 Long-Term Incentive Plan (filed as Exhibit 10.1 to current report on Form 8-K (File No. 001-36104) filed on May 21, 2019 and incorporated herein by reference)

*	Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the foregoing paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 10th day of June, 2019.

POTBELLY CORPORATION

By	/s/ Alan Johnson
Alan Johnson
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alan Johnson, Thomas Fitzgerald and Matthew Revord, and each of them, as such person’s true and lawful attorney in fact and agent with full power of substitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or such person’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan Johnson Alan Johnson	President, Chief Executive Officer and Director (Principal Executive Officer)	June 10, 2019

/s/ Thomas Fitzgerald Thomas Fitzgerald	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 10, 2019

/s/ Dan Ginsberg Dan Ginsberg	Chairman of the Board	June 10, 2019

/s/ Joe Boehm Joe Boehm	Director	June 10, 2019

/s/ Adrian Butler Adrian Butler	Director	June 10, 2019

/s/ Susan Chapman-Hughes Susan Chapman-Hughes	Director	June 10, 2019

/s/ Marla Gottschalk Marla Gottschalk	Director	June 10, 2019

/s/ Benjamin Rosenzweig Benjamin Rosenzweig	Director	June 10, 2019